Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226615) and Form S-8 (No. 333-222740) of PlayAGS, Inc. of our report dated March 5, 2019 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
March 5, 2019